Sub-Item (Q1) (a)(iv): Exhibits




AMENDMENT #11
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INDEX TRUST

Dated May 19, 2000

	THIS Declaration of Trust is amended as follows:

A. 	Strike the first paragraph of Section 5 of
 Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees
 set forth in Article XII, Section 8,
inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series shall be, and are established and designated as:

Federated Large Cap Index Fund
Federated Max-Cap Index Fund
Federated Mid-Cap Index Fund
Class C Shares
Institutional Service Shares
Institutional Shares
Federated Mini-Cap Index Fund
Class C Shares

	The undersigned hereby certify
 that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of February, 2002.

	WITNESS the due execution hereof
this 14th day of February, 2002.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh





Sub-Item (Q1) (a)(v): Exhibits






AMENDMENT #12
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INDEX TRUST

Dated May 19, 2000

	THIS Declaration of Trust is amended as follows:

A. 	Strike the first paragraph of Section 5
of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of
 Series or Class.

Without limiting the authority of the Trustees
 set forth in Article XII, Section 8,
inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series shall be, and are established and designated as:

Federated Large Cap Index Fund
Federated Max-Cap Index Fund
Class C Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund
Class C Shares

	The undersigned hereby certify
that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of February, 2002.

	WITNESS the due execution hereof
 this 15th day of March, 2002.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh




Sub-Item (Q1) (a)(vi): Exhibits





AMENDMENT #13
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INDEX TRUST

Dated May 19, 2000

	THIS Restated and Amended Declaration
of Trust is amended as follows:

A. 	Strike the first paragraph of Section
 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of
 Series or Class.

Without limiting the authority of the Trustees
 set forth in Article XII, Section 8,
inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series shall be, and are established and designated as:

Federated Max-Cap Index Fund
Class C Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund
Class C Shares
Institutional Shares

	The undersigned hereby certify that
 the above-stated Amendment is a true
and correct Amendment to the Declaration of
 Trust, as adopted by the Board of Trustees by Unanimous Consent on the 23rd day of December, 2002.

	WITNESS the due execution hereof
this 23rd day of December, 2002.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray. Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh




Sub-Item 77 (Q1) (a)(vii): Exhibits






FEDERATED INDEX TRUST

AMENDMENT #14
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

Dated May 19, 2000

	THIS Restated and Amended Declaration
 of Trust is amended as follows:


B. 	Strike the first paragraph of Section
 5 of Article III from the Declaration of Trust and substitute in its place the following:


Section 5.  Establishment and Designation of
Series or Class.

Without limiting the authority of the Trustees
 set forth in Article XII, Section 8,
inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series shall be, and are established and designated as:

Federated Max-Cap Index Fund
Class C Shares
Class K Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund
Class C Shares
Institutional Shares

	The undersigned hereby certify that
the above-stated Amendment is a true
and correct Amendment to the Declaration of
 Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2003.

	WITNESS the due execution hereof this
 13th day of February, 2003.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh



Sub-Item 77 (Q1) (e)

SUBADVISORY AGREEMENT
This Subadvisory Agreement (this "Agreement") is entered into as of the 27th day of March, 2003, among Federated Index Trust, a
Massachusetts business trust (the "Trust"), on behalf of each series portfolio of the Trust set forth on Appendix A to this Agreement
(each a "Portfolio," and collectively, the "Portfolios"), Federated Investment
Management Company, a Delaware Business Trust
 ("Manager"), and Fund Asset
Management, L.P. ("Subadviser"), a Delaware
 limited partnership.
WHEREAS, the Trust, on behalf of the Portfolios,
 has entered into a Management
Contract, dated July 2, 1990, with Manager
 (as amended and supplemented from time to time, the "Management Contract"), pursuant to which Manager has agreed to provide certain management and administrative services to the Portfolios; and
WHEREAS, Manager desires to appoint Subadviser
 as investment subadviser to provide
the investment advisory and administrative
 services to the Portfolios specified herein, and Subadviser is willing to serve the Portfolios in such capacity; and
WHEREAS, the trustees of the Trust (the "Trustees"),
 including a majority of the
Trustees who are not "interested persons"
(as such term is defined below) of any party to this Agreement, have each consented to such an arrangement;
NOW, THEREFORE, in consideration of the mutual
 covenants contained herein, the
parties agree as follows:

I.	APPOINTMENT OF SUBADVISER; COMPENSATION
A.	Appointment as Subadviser.
Subject to and in accordance with the provisions
hereof, Manager hereby appoints
Subadviser as investment subadviser to perform
the various investment advisory and
other services to the Portfolios set forth herein
and, subject to the restrictions set forth
herein, hereby delegates to Subadviser the
authority vested in Manager pursuant to the
Management Contract to the extent necessary
to enable Subadviser to perform its
obligations under this Agreement.
B.	Scope of Investment Authority
1.	The Subadviser is hereby authorized,
 on a discretionary basis, to manage
the investments and determine the composition of the assets of each Portfolio, subject at all times to (i) the supervision and control of the Trustees, (ii) the requirements of the Investment Company Act of 1940, as amended (the "1940
Act") and the rules thereunder, (iii) the investment objective, policies and limitations, as provided in the Portfolio's
 Prospectus and other governing
documents, and (iv) such instructions,
policies and limitations relating to the Portfolio as the Trustees or Manager may from time to time adopt and communicate in writing to Subadviser.
Notwithstanding anything herein to the

contrary, Subadviser is not authorized
to take any action, including the purchase
and sale of portfolio securities, in
contravention of any restriction, limitation,
objective, policy or instruction described
in the previous sentence.
(b)	The Subadviser shall manage each
Portfolio in a manner consistent with
such Portfolio's investment objective,
strategies and policies that are described in such Portfolio's then currently effective registration statement. With respect to a portion equal to approximately twenty percent
 (20%) of the Federatred Max-Cap
Index Fund, under normal circumstances the
 Subadviser will slightly over- or
under-weight positions in securities listed
 within the relevant benchmark index in
an effort to improve the performance of such Portfolio relative to the benchmark index to compensate for Portfolio expenses and tracking error.

(c)	The parties agree that, for so long
as this Agreement shall remain in effect,
Subadviser shall exercise discretionary
 investment authority over the manner in
which the Portfolios' assets are invested
without obtaining any further approval or
consent from the Trustees or Manager;
provided that the Trustees and Manager
shall at all times have the right to monito
 the Portfolios' investment activities and
performance, require Subadviser to make
reports and give explanations as to the
manner in which the Portfolios' assets are
being invested.
C.	Appointment as Proxy Voting Agent.
Subject to and in accordance with the provisions hereof, the Trustees may at any time choose to appoint Subadviser as the Portfolios'
 proxy voting agent; at such time the
Trustees shall delegate to Subadviser discretionary authority to vote all proxies solicited by or with respect to issuers of securities in which the assets of the Portfolios may be invested from time to time, provided that Subadviser reports to the Trustees or Manager such information about proxies voted as may be required by applicable law or regulation or as Trustees or Manager shall reasonably request. Upon written notice to Subadviser, the Trustees may at any time withdraw the authority granted to Subadviser pursuant to this Section 1.3 to perform any or all of the proxy voting services contemplated hereby.

D.	Governing Documents.
Manager will provide Subadviser with copies
 of (i) the Trust's Declaration of Trust and
By-laws, as currently in effect, (ii) each
Portfolio's currently effective prospectus and
statement of additional information, as set
 forth in the Trust's registration statement
under the 1940 Act and the Securities Act of
 1933, as amended (the "1933 Act"), (iii) any
instructions, investment policies or other
restrictions adopted by the Trustees or Manager
supplemental thereto, and (iv) the Management
 Contract. Manager will provide
Subadviser with such further documentation
and information concerning the investment
objectives, policies and restrictions applicable
 to the Portfolios as Subadviser may from
time to time reasonably request.
E.	Compensation.
Manager shall compensate Subadviser for
the services it performs on behalf of the
Portfolios in accordance with the terms set
forth in Appendix A to this Agreement.
Subadviser's fee shall be computed monthly
 and, within fifteen business days of the end
of each calendar month, Manager shall
 transmit to Subadviser the fee for the previous
month. Payment shall be made in federal funds
wired to a bank account designated by
Subadviser. If this Agreement becomes effective
or terminates before the end of any
month, the fee (if any) for the period from the
 effective date to the end of such month or
from the beginning of such month to the date of
termination, as the case may be, shall be
prorated according to the proportion which such
period bears to the full month in which
such effectiveness or termination occurs.
 Subadviser agrees to look exclusively to
Manager, and not to any assets of the Trust or
the Portfolios, for the payment of
Subadviser's fees arising under this section.
II.	SERVICES TO BE PERFORMED BY SUBADVISER
A.	Investment Advisory Services.
1.	In fulfilling its obligations to manage
the assets of the Portfolios,
Subadviser will:
a.	formulate and implement a continuous
 investment program for the
Portfolios;
b.	take whatever steps are reasonably
 necessary to implement these
investment programs by the purchase and
sale of securities
and other investments, including the selection
 of brokers or
dealers, the placing of orders for such purchases
and sales in
accordance with the provisions of paragraph (b)
 below and
assuring that such purchases and sales are properly
 settled
and cleared;
c.	provide such reports with respect to the
 implementation of the
Portfolios' investment programs as the Trustees
 or Manager
shall reasonably request;
d.	provide to Manager performance attribution
 (i.e., index tracking
error analysis) reports for each Portfolio on a
 monthly basis,
in such form or forms as the parties may agree to from time
to time;
e.	provide Portfolio composition data to
 Manager on a quarterly
basis, or as needed for Manager's reporting requirements;
and
f.	provide advice and assistance to Manager
 as to the determination
of the fair value of certain securities where
 market quotations
are not readily available for purposes of
 calculating net asset
value of the Portfolios in accordance with
valuation
procedures and methods established by the
 Trustees.
2.	The Subadviser shall place all orders for
 the purchase and sale of portfolio
securities for the Portfolios' accounts with
brokers and dealers selected by
Subadviser. Such brokers and dealers may include
brokers or dealers that are
"affiliated persons" (as such term is defined in
the 1940 Act) of the Trust, the
Portfolios, Manager or Subadviser, provided that
Subadviser shall only place
orders on behalf of the Portfolios with such
 affiliated persons in accordance with
procedures adopted by the Trustees pursuant to
 Rule 17e-1 or as otherwise
permitted under section 17(e) of the 1940 Act.
The Subadviser shall use its best
efforts to seek to execute portfolio transactions
 at prices that are advantageous to
the Portfolios and at commission rates that are
reasonable in relation to the
benefits received. In selecting brokers or dealers
 qualified to execute a particular
transaction, brokers or dealers may be selected
who also provide brokerage and
research services (as those terms are defined in
 Section 28(e) of the Securities
Exchange Act of 1934) to the Portfolios and/or
other accounts over which
Subadviser or its affiliates exercise investment
 discretion. The Subadviser is
authorized to pay a broker or dealer who provided
such brokerage and research
services a commission for executing a portfolio
transaction for the Portfolios
which is in excess of the amount of commission
another broker or dealer would
have charged for effecting that transaction if
 Subadviser determines in good faith
that such amount of commission is reasonable in
relation to the value of the
brokerage and research services provided by such
 broker or dealer. This
determination may be viewed in terms of either that
particular transaction or the
overall responsibilities which Subadviser and its
affiliated persons have in respect
to accounts over which they exercise investment
discretion. The Trustees shall
periodically review the commissions paid by the
 Portfolios to determine if the
commissions paid over representative periods were
reasonable in relation to the
benefits to the Portfolios, and Subadviser shall
provide any information requested
by the Trustees for purposes of such review.
B.	Administrative and Other Services.
1.	Subadviser will, at its expense, furnish
 (i) all necessary investment and
management facilities, including salaries of
personnel required for it to execute its
duties faithfully, and (ii) administrative facilities,
 including bookkeeping, clerical
personnel and equipment necessary for the performance
 of its investment
management services hereunder (excluding determination
 of net asset values and
shareholder accounting services).
2.	Subadviser will maintain all accounts,
 books and records with respect to
the Portfolios as are required of an investment
adviser of a registered investment
company pursuant to the 1940 Act and the rules
thereunder. Subadviser agrees
that such records are the property of the Trust,
and will be surrendered to the
Trust or Manager or their designee promptly upon
request, provided that the
Subadviser may maintain copies of all such records.
 The Manager shall be
granted reasonable access to the records and documents
 in Subadviser's
possession relating to the Portfolios.
3.	Subadviser shall provide such information
as is reasonably necessary to
enable Manager to prepare and update the Trust's
 registration statement (and any
supplement thereto) and the Portfolios' financial
statements. Subadviser
understands that the Trust and Manager will rely
on such information in the
preparation of the Trust's registration statement
and the Portfolios' financial
statements, and hereby covenants that any such
information approved by
Subadviser expressly for use in such registration
and/or financial statements shall
be true and complete in all material respects.
III.	COMPLIANCE; CONFIDENTIALITY
A.	Compliance.
1.	Subadviser will comply with (i) all applicable
 state and federal laws and
regulations governing the performance of Subadviser's
duties hereunder, (ii) the
investment objective, policies and limitations, as
 provided in the Portfolios'
Prospectus and other governing documents, as
 provided to the Subadviser, and
(iii) such instructions, policies and limitations
relating to the Portfolios as the
Trustees or Manager may from time to time adopt
and communicate in writing to
Subadviser.
2.	Subadviser will adopt a written code of
ethics complying with the
requirements of Rule 17j-1 under the 1940 Act and
will provide the Trust with a
copy of such code of ethics, evidence of its
adoption and copies of any
supplemental policies and procedures implemented
to ensure compliance
therewith.
3.	Subadviser will promptly notify Manager of
any material violation of the
laws, regulations, objectives, policies, limitations
or instructions identified in
paragraph (a) of this section or of its Code of Ethics
with respect to any Portfolio.
B.	Confidentiality.
The parties to this Agreement agree that each shall
 treat as confidential all information
provided by a party to the others regarding such party's
 business and operations,
including without limitation the investment activities
 or holdings of the Portfolios. All
confidential information provided by a party hereto
shall be used by any other parties
hereto solely for the purposes of rendering services
pursuant to this Agreement and,
except as may be required in carrying out the terms
 of this Agreement, shall not be
disclosed to any third party without the prior consent
of such providing party. The
foregoing shall not be applicable to any information
that is publicly available when
provided or which thereafter becomes publicly available
other than in contravention of
this Section 3.2 or which is required to be disclosed by
any regulatory authority in the
lawful and appropriate exercise of its jurisdiction over
a party, any auditor of the parties
hereto, by judicial or administrative process or
otherwise by applicable law or regulation.
IV.	LIABILITY OF SUBADVISER
Notwithstanding anything herein to the contrary,
neither Subadviser, nor any of its
directors, officers or employees, shall be liable
to Manager or the Trust for any loss
resulting from Subadviser's acts or omissions as
Subadviser to the Portfolios, except to
the extent any such losses result from bad faith,
 willful misfeasance, reckless disregard or
gross negligence on the part of Subadviser or any
of its directors, officers or employees in
the performance of Subadviser's duties and
obligations under this Agreement.
V.	SUPPLEMENTAL ARRANGEMENTS; EXPENSES
A.	Supplemental Arrangements.
Subject to the prior written consent of the
Trustees and Manager, Subadviser may enter
into arrangements with other persons affiliated with
Subadviser to better fulfill its
obligations under this Agreement for the provision
of certain personnel and facilities to
Subadviser, provided that such arrangements do not
rise to the level of an advisory
contract subject to the requirements of Section 15
 of the 1940 Act.
B.	Expenses.

Each Portfolio shall pay or cause to be paid all of
its own expenses and its allocable share
of Trust expenses incurred in managing its portfolio
of securities, including all
commissions, mark-ups, transfer fees, registration fees,
 ticket charges, transfer taxes,
custodian fees, legal fees for review of transactions or
 issues and similar expenses. Each
Portfolio will also pay its allocable share of such
extraordinary expenses as may arise
including expenses incurred in connection with
litigation, proceedings, and claims and
the legal obligations of the Trust to indemnify
its officers and Trustees and agents with
respect thereto. In no event will Subadviser
have any obligation to pay any of the
Portfolios' expenses, including without limitation,
 (i) the expenses of organizing the
Trust and continuing its existence; (ii)
fees and expenses of Trustees and officers of the
Trust; (iii) fees for administrative personnel
and services; (iv) expenses incurred in the
distribution of its shares ("Shares"),
including expenses of administrative support
services; (v) fees and expenses of preparing
and printing its Registration Statements
under the 1933 Act and the 1940 Act; (vi)
 expenses of registering and qualifying the
Trust, the Portfolios, and Shares of the
Portfolios under federal and state laws and
regulations; (vii) expenses of preparing,
printing, and distributing prospectuses (and any
amendments thereto) to shareholders; (viii)
interest expense, taxes, fees, and
commissions of every kind; (ix) expenses of
 issue (including cost of Share certificates),
purchase, repurchase, and redemption of Shares
 (x) charges and expenses of custodians,
transfer agents, dividend disbursing agents,
 shareholder servicing agents, and registrars;
(xi) printing and mailing costs, auditing,
accounting, and legal expenses; (xii) reports to
shareholders and governmental officers and
 commissions; (xiii) expenses of meetings of
Trustees and shareholders and proxy solicitations
therefor; (xiv) insurance expenses;
(xv) association membership dues and (xvi)
such nonrecurring items as may arise,
including all losses and liabilities incurred
in administering the Trust and the Portfolios.
Subadviser shall not cause the Trust or the
Portfolios to incur any expenses, other than
those reasonably necessary for Subadviser to
fulfill its obligations under this Agreement,
unless Subadviser has first notified Manager
of its intention to do so.
VI.	CONFLICTS OF INTEREST
It is understood that the Trustees, officers,
agents and shareholders of the Trust are or
may be interested in Subadviser as directors,
 officers, stockholders or otherwise; that
directors, officers, agents and stockholders
of Subadviser are or may be interested in the
Trust as trustees, officers, shareholders or
otherwise; that Subadviser may be interested in
the Trust; and that the existence of any such
dual interest shall not affect the validity of
this Agreement or of any transactions hereunder
 except as otherwise provided in the
Trust's Declaration of Trust and the -Limited
 Partnership Agreement of Subadviser,
respectively, or by specific provisions of
applicable law.
VII.	REGULATION
Subadviser shall submit to all regulatory and
administrative bodies having jurisdiction
over the services provided pursuant to this
Agreement any information, reports or other
material which any such body by reason of this
Agreement may reasonably request or
require pursuant to applicable laws and
regulations.
VIII.	DURATION AND TERMINATION OF AGREEMENT
A.	Effective Date; Duration; Continuance.
1.	This Agreement shall become effective
on March 27, 2003.
2.	Subject to prior termination pursuant to
 Section 8.2 below, this Agreement
shall continue in force until March 27, 2005 and
indefinitely thereafter, but only
so long as the continuance after such date shall
 be specifically approved at least
annually by vote of the Trustees or by a vote of
 a majority of the outstanding
voting securities of each Portfolio, provided that
 in either event such continuance
shall also be approved by the vote of a majority
of the Trustees who are not
"interested persons" of any party to this Agreement
 cast in person at a meeting
called for the purpose of voting on such approval.
3.	Unless otherwise permitted under an
exemptive order issued by the
Commission, the required shareholder approval of
this Agreement or any
continuance of this Agreement shall be effective
with respect to a Portfolio if a
majority of the outstanding voting securities of
the series of shares of the Portfolio
votes to approve this Agreement or its continuance.
 Termination of this
Agreement by or on behalf of one Portfolio will
not affect the continuation of the
Agreement with respect to any other Portfolios.
B.	Termination and Assignment.
1.	This Agreement may be terminated at any
time, upon sixty days' written
notice, without the payment of any penalty, (i)
by the Trustees, (ii) by the vote of
a majority of the outstanding voting securities
of each Portfolio; (iii) by Manager,
or (iv) by Subadviser.
2.	This Agreement will terminate automatically,
without the payment of any
penalty, (i) in the event of its assignment or
(ii) in the event the Management
Contract is terminated for any reason.
C.	Definitions.
The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested
persons," when used herein, shall
have the respective meanings specified in the 1940
Act as now in effect or as hereafter
amended, and subject to such orders or no-action
letters as may be granted by the
Securities and Exchange Commission ("Commission").
IX.	REPRESENTATIONS, WARRANTIES AND COVENANTS
A.	Representations of the Portfolios.
The Trust, on behalf of the Portfolios, represents
 and warrants that:
1.	the Trust is a business trust established
 pursuant to the laws of the
Commonwealth of Massachusetts;
2.	the Trust is duly registered as an investment
 company under the 1940 Act
and each Portfolio is a duly constituted series
portfolio thereof;
3.	the execution, delivery and performance
of this Agreement are within the
Trust's powers, have been and remain duly authorized
 by all necessary action
(including without limitation all necessary
 approvals and other actions required
under the 1940 Act) and will not violate or
constitute a default under any
applicable law or regulation or of any decree,
 order, judgment, agreement or
instrument binding on the Trust or the Portfolios;
4.	no consent of any applicable governmental
authority or body is necessary,
except for such consents as have been obtained
and are in full force and effect,
and all conditions of which have been duly
complied with; and
5.	this Agreement constitutes a legal,
valid and binding obligation
enforceable against the Trust and the Portfolios
 in accordance with its terms.
B.	Representations of Manager.
The Manager represents, warrants and agrees that:
1.	Manager is a business trust established
pursuant to the laws of the State of
Delaware;
2.	Manager is duly registered as an
"investment adviser" under the
Investment Advisers Act of 1940 (the "Advisers Act");
3.	Manager has been duly appointed by
the Trustees and Shareholders of the
Portfolios to provide investment services
 to the Portfolios as contemplated by the
Management Contract.
4.	the execution, delivery and performance
 of this Agreement are within
Manager's powers, have been and remain duly
authorized by all necessary
corporate action and will not violate or
constitute a default under any applicable
law or regulation or of any decree, order,
 judgment, agreement or instrument
binding on Manager;
5.	no consent of any applicable
 governmental authority or body is necessary,
except for such consents as have been
obtained and are in full force and effect,
and all conditions of which have been
 duly complied with; and
6.	this Agreement constitutes a
legal, valid and binding obligation
enforceable against Manager.
C.	Representations of Subadviser.
Subadviser represents, warrants and agrees
that:
1.	Subadviser is a limited partnership
established pursuant to the laws of the
State of Delaware;
2.	Subadviser is duly registered as an
investment adviser" under the
Advisers Act;
3.	the execution, delivery and performance
 of this Agreement are within
Subadviser's powers, have been and remain duly
authorized by all necessary
corporate action and will not violate or
constitute a default under any applicable
law or regulation or of any decree, order,
judgment, agreement or instrument
binding on Subadviser;
4.	no consent of any applicable
governmental authority or body is necessary,
except for such consents as have been
obtained and are in full force and effect,
and all conditions of which have been
duly complied with; and
5.	this Agreement constitutes a
legal, valid and binding obligation
enforceable against Subadviser.
D.	Covenants of Subadviser.
1.	Subadviser will promptly notify
 the Trust and Manager in writing of the
occurrence of any event which is likely
to have a material impact on the
performance of its obligations pursuant
 to this Agreement, including without
limitation:
a.	the occurrence of any event which
could disqualify Subadviser
from serving as an investment adviser of
 a registered
investment company pursuant to Section 9
 (a) of the 1940
Act or otherwise;
b.	any material change in Subadviser's
overall business activities that
may have a material adverse affect on
Subadviser's ability to
perform its obligations under this
Agreement;
c.	any event that would constitute
 a change in control (as interpreted
under the 1940 Act) of Subadviser;
d.	any material change in the
composition of the portfolio team of a
Portfolio; and
e.	the existence of any pending or
 threatened audit, investigation,
complaint, examination or other inquiry
(other than routine
regulatory examinations or inspections)
relating to the
Portfolios conducted by any state or
 federal governmental
regulatory authority.

2.	Subadviser agrees that it will
 promptly supply Manager with copies of any
material changes to any of the documents
provided by Subadviser pursuant to
Section 3.1.
3.	Subadviser has provided, and wil
l provide at least annually, the Trustees

and Manager with certificates of insurance
setting forth the amounts of its fidelity
bond and errors and omissions coverage.
Subadviser agrees to maintain such bond
and coverage or equivalent coverage during
the term of this Agreement, and will
not reduce either amount without the prior
 written notice to Manager.
X.	MISCELLANEOUS PROVISIONS
A.	Use of Subadviser's Name.
Neither the Trust nor Manager will use the
 name of Subadviser, or any affiliate of
Subadviser, in any prospectus, advertisement,
 sales literature or other communication to
the public except with express permission of the
 Subadviser; provided that Subadviser
may not unreasonably withhold its consent from the use
of its name as required by law.
B.	Use of Trust or Manager's Name.
Subadviser will not use the name of Manager,
the Trust or the Portfolios in any
prospectus, advertisement, sales literature or
 other communication to the public except in
accordance with express permission of the Manager;
 provided that Manager may not
unreasonably withhold its consent from the use of
 its name as required by law.
C.	Subadviser's Relationship.
The Manager, the Trust and the Subadviser are not
partners or joint venturers with each
other and nothing in this Agreement shall be
construed so as to make them partners or
joint venturers or impose any liability as such on
 either of them.  The Subadviser shall
perform its duties under this Agreement as an
independent contractor and not as an agent
of Trust, the Trustees or the Manager.
D.	Amendments.
This Agreement may be modified by mutual consent
of Manager, Subadviser and the
Portfolios subject to the provisions of Section
15 of the 1940 Act, as modified by or
interpreted by any applicable order or orders of
the Commission or any rules or
regulations adopted by, or interpretive releases
of, the Commission.
E.	Entire Agreement.
This Agreement contains the entire understanding
and agreement of the parties with
respect to the subject hereof.
F.	Captions.
The headings in the sections of this Agreement are
inserted for convenience of reference
only and shall not constitute a part of the Agreement.
G.	Notices.
All notices required to be given pursuant to this
Agreement shall be delivered or mailed
to the address set forth in this section of the Trust,
 Manager or Subadviser, as the case
may be, in person or by registered mail or a
private mail or delivery service providing the
sender with notice of receipt. Notice shall be
deemed given on the date delivered or
mailed in accordance with this Section 10.6.
Trust:	Federated Index Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
Attention:	John W. McGonigle, Secretary
Facsimile No.:	412-288-7578
Manager:	Federated Investment Management Company
1001 Liberty Avenue
Pittsburgh, PA 15127
Attention:	John Harris, Portfolio Manager
Facsimile No.:	412-288-2295


Subadviser:	Fund Asset Management, L.P.
	800 Scudders Mill Road
                       Plainsboro, New Jersey 08536
Attention:	Allan J. Oster, Esq.
Facsimile No.:	609-282-0727
H.	Severability.
Should any portion of this Agreement, for any reason,
 be held to be void at law or in
equity, the Agreement shall be construed, insofar
 as is possible, as if such portion had
never been contained herein.
I.	Governing Law.
The provisions of this Agreement shall be construed
and interpreted in accordance with
the laws of the Commonwealth of Pennsylvania
(without giving effect to the choice of
law provisions thereof), or any of the applicable
 provisions of the 1940 Act. To the extent
that the laws of the Commonwealth of Pennsylvania,
or any of the provisions in this
Agreement, conflict with applicable provisions of
 the 1940 Act, the latter shall control.
J.	Limitation of Liability.
A copy of the Restated and Amended Declaration of
Trust establishing the Trust, dated
May 19, 2000, together with all amendments, is on
 file in the office of the Secretary of
the Commonwealth of Massachusetts, and notice is
hereby given that this Agreement is
not executed on behalf of any of the Trustees as
 individuals and the shareholders, the
Trustees, the officers, the employees or any agent
 of the Trust shall not be liable for the
Trust's or any Portfolio's obligations hereunder,
 nor shall the assets of any Portfolio be
used to satisfy the liabilities of any other
Portfolio hereunder. Manager and Subadviser
agree to look solely to the assets attributable
to the relevant Portfolio for the payment of
any claim against the Trust hereunder or for the
 performance thereof.
K.	Further Assurances.
The parties agree (a) to furnish upon request to
each other such further information, (b) to
execute and deliver to each other such other
documents, and (c) to do such other acts and
things, all as the other party may reasonably
request for the purpose of carrying out the
intent of this Agreement and the documents
referred to in this Agreement. In the event
that this Agreement is terminated in accordance
with Section 8.2 above, Subadviser
agrees to make reasonable efforts to assist
Manager and the Trust in the transition to the
succeeding adviser or subadviser. This Section
10.11 shall survive any termination of this
Agreement.
L.	Counterparts
This Agreement may be executed in one or more
counterparts, each of which will be
deemed to be an original copy of this Agreement
and all of which, when taken together,
will be deemed to constitute one and the same
agreement.
M.	PORTFOLIO TRANSACTIONS
Subadviser agrees not to consult with any of the
entities listed herein concerning
transactions for a Portfolio in securities or other assets:
a.	other subadvisers to a Portfolio, if any;
b.	other subadvisers to any other portfolio of
the Trust; and
c.	other subadvisers to a portfolio under
 common control with the Portfolios.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.
FEDERATED INDEX TRUST,
on behalf of each series portfolio set forth on Appendix A


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


FEDERATED INVESTMENT
MANAGEMENT COMPANY


By:  /s/ Keith M. Schappert
Name:   Keith M. Schappert
Title:  President

FUND ASSET MANAGEMENT, L.P.


By:  /s/  Illegible signature
Name:
Title: